Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined balance sheet as of June 30, 2007 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 are based on the historical financial statements of Solomon Technologies, Inc. (Solomon) and Deltron Inc. and subsidiary (Deltron) after giving effect to Solomon’s acquisition of Deltron using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet combines Solomon’s and Deltron’s historical balance sheets as of June 30, 2007, giving effect to the purchase as if it had occurred on June 30, 2007. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 combines Solomon’s historical statement of operations for the year then ended with Deltron’s historical consolidated statement of operations for the year ended December 31, 2006. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 gives effect to the purchase as if it had occurred on January 1, 2006. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2007 combines Solomon’s historical condensed consolidated statement of operations for the six months ended June 30, 2007 with Deltron’s historical condensed consolidated statement of operations for the six months ended June 30, 2007. The unaudited pro forma condensed combined statement of operations gives effect to the purchase as if it had occurred on January 1, 2007.

The acquisition has been accounted for under the purchase method of accounting. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of Deltron acquired in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based upon an independent appraisal and preliminary estimates.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and may not necessarily be indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Solomon and Deltron been a combined company during the specified periods. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, Solomon’s historical financial statements included in its Annual Report on Form 10-KSB for its year ended December 31, 2006 and in its Form 10-QSB for the period ended June 30, 2007, and Deltron’s historical consolidated financial statements for the year ended December 31, 2006 and for the six months ended June 30, 2007.

Solomon Technologies, Inc.
Pro-Forma Condensed Consolidated Balance Sheet
June 30, 2007
(Unaudited)

	Solomon	Deltron	Pro Forma			Pro Forma
	June 30,	June 30,	Financing			Acquisition
	2007	2007	Adjustments		Subtotal	Adjustments		Combined
Assets
Current assets
Cash	$735,959	$42,994	$2,619,488	(e)	$3,398,441	$(2,575,137	(i,j))	$823,304
Accounts receivable, net	800,556	690,080	-		1,490,636	-		1,490,636
Inventories, net	1,435,817	419,498	-		1,855,315	190,596	(a)	2,045,911
Due from related parties	43,455	-	-		43,455	-		43,455
Prepaid expenses and other current assets	103,645	50,769	-		154,414	(7,590	(i))	146,824
	3,119,432	1,203,341	2,619,488		6,942,261	(2,392,131)		4,550,130

Noncurrent assets
Property and equipment, net	163,812	933,596	-		1,097,408	615,454	(f,i)	1,712,862
Goodwill	2,873,576	-	-		2,873,576	-		2,873,576
Intangible assets	1,725,287	-	-		1,725,287	250,000	(c)	1,975,287
Deferred debt costs, net	551,406	-	491,477	(d)	1,042,883	-		1,042,883
Other assets	215,375	-	-		215,375	(213,253	)(b)	2,122
	5,529,456	933,596	491,477		6,954,529	652,201		7,606,730

	$8,648,888	$2,136,937	$3,110,965		$13,896,790	$(1,739,930)		$12,156,860

Liabilities and Capital Deficiency
Current liabilities
Revolving note payable to bank	$1,000,000	$-	$-		$1,000,000	$-		$1,000,000
Accounts payable	1,201,337	337,031	-		1,538,368	(213,253	)(b)	1,325,115
Due to Deltron sellers	-	-	-		-	80,611	(c)	80,611
Accrued compensation	2,434,874	150,414	-		2,585,288	(150,414	)(i)	2,434,874
Other accrued expenses	667,223	237,316	-		904,539	(44,698	)(i)	859,841
Capital lease obligations	3,161	-	-		3,161	-		3,161
Notes payable	187,000	-	-		187,000	-		187,000
Notes payable to related parties	1,837,085	990,600	2,750,000	(e)	5,577,685	(990,600	)(i)	4,587,085
Convertible debentures payable, net	2,620,128	-	-		2,620,128	-		2,620,128
	9,950,808	1,715,361	2,750,000		14,416,169	(1,318,354)		13,097,815

Commitments and Contingencies

Capital Deficiency
Common stock	39,152	4,696	1,259	(g)	45,107	(4,696	)(h)	40,411
Additional paid-in capital	45,372,958	-	359,706	(g)	45,732,664	-		45,732,664
Accumulated deficit	(46,714,030)	416,880	-		(46,297,150)	(416,880	)(h)	(46,714,030)
	(1,301,920)	421,576	360,965		(519,379)	(421,576)		(940,955)

	$8,648,888	$2,136,937	$3,110,965		$13,896,790	$(1,739,930)		$12,156,860

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these financial statements.

Solomon Technologies, Inc.
Condensed Consolidated Statements of Operations
Year Ended December 31, 2006
(Unaudited)

	Solomon	Deltron
	Year Ended	Year Ended	Pro Forma			Pro Forma
	December 31,	December 31,	Financing			Acquisition
	2006	2006	Adjustments		Subtotal	Adjustments	Combined

Net sales	$2,278,848	$4,557,586	$-		$6,836,434	$-	$6,836,434

Cost of goods sold	1,674,064	2,946,503	-		4,620,567	190,596 (a)	4,811,163

Gross profit	604,784	1,611,083	-		2,215,867	(190,596)	2,025,271

Operating expenses:
Selling, general and administrative	5,579,760	1,222,041	-		6,801,801	-	6,801,801
Research and development	372,718	619,949	-		992,667	-	992,667
Amortization of acquired intangible assets	-	-	-		-	123,333 (b)	123,333
Goodwill impairment	3,346,153	-	-		3,346,153	-	3,346,153
	9,298,631	1,841,990	-		11,140,621	123,333	11,263,954

Operating loss	(8,693,847)	(230,907)	-		(8,924,754)	(313,929)	(9,238,683)

Other expenses
Interest expense	(1,912,727)	(125,594)	(931,477	)(c,d)	(2,969,798)	125,594 (e)	(2,844,204)
Gain (loss) on foreign currency transactions	-	(6,934)	-		(6,934)	-	(6,934)
Other expenses	(20,910)	7,282	-		(13,628)	-	(13,628)
Loss on extinguishment of redeemable preferred stock and other debt	(5,635,030)	-	-		(5,635,030)	-	(5,635,030)
	(7,568,667)	(125,246)	(931,477)		(8,625,390)	125,594	(8,499,796)

Net loss	(16,262,514)	(356,153)	(931,477)		(17,550,144)	(188,335)	(17,738,479)

Preferred stock dividends	(171,164)	-	-		(171,164)	-	(171,164)

Loss applicable to common stockholders	$(16,433,678)	$(356,153)	$(931,477)		$(17,721,308)	$(188,335)	$(17,909,643)

Basic and diluted net loss per common share	$(0.60)				$(0.62)		$(0.63)

Weighted average common shares outstanding - basic and diluted	27,342,337		1,258,664		28,601,001	-	28,601,001

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these financial statements

Solomon Technologies, Inc.
Condensed Consolidated Statements of Operations
Six Months Ended June 30, 2007
(Unaudited)

	Solomon	Deltron
	Six Months	Six Months
	Ended	Ended	Pro Forma			Pro Forma
	June 30,	June 30,	Financing			Acquisition
	2007	2007	Adjustments		Subtotal	Adjustments	Combined

Net sales	$3,070,010	$2,354,162	$-		$5,424,172	$-	$5,424,172

Cost of goods sold	1,615,945	1,446,135	-		3,062,080	190,596 (a)	3,252,676

Gross profit	1,454,065	908,027	-		2,362,092	(190,596)	2,171,496

Operating expenses:
Selling, general and administrative	2,546,738	643,699	-		3,190,437	-	3,190,437
Research and development	559,126	292,950	-		852,076	-	852,076
Amortization of acquired intangible assets	-	-	-		-	91,667 (b)	91,667
	3,105,864	936,649	-		4,042,513	91,667	4,134,180

Operating loss	(1,651,799)	(28,622)	-		(1,680,421)	(282,263)	(1,962,684)

Other expenses
Interest expense	(4,876,000)	(65,628)	(465,739	)(c,d)	(5,407,367)	65,628 (e)	(5,341,739)
Gain (loss) on foreign currency transactions	-	525	-		525	-	525
Other expenses	18,684	(56,206)	-		(37,522)	-	(37,522)
	(4,857,316)	(121,309)	(465,739)		(5,444,364)	65,628	(5,378,736)

Net loss	(6,509,115)	(149,931)	(465,739)		(7,124,785)	(216,635)	(7,341,419)

Preferred stock dividends	(1,413,031)	-	-		(1,413,031)	-	(1,413,031)
Loss applicable to common stockholders	$(7,922,146)	$(149,931)	$(465,739)		$(8,537,816)	$(216,635)	$(8,754,450)

Basic and diluted net loss per common share	$(0.22)				$(0.23)		$(0.23)

Weighted average common shares outstanding - basic and diluted	36,368,537		1,258,664		37,627,201	-	37,627,201

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these financial statements

SOLOMON TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

(1) Basis of Presentation

On September 5, 2007, Solomon Technologies, Inc. (“Solomon”), through its wholly-owned subsidiary Deltron LLC (Deltron LLC) completed the acquisition of substantially all of the net assets of Deltron Inc., a privately-held corporation based in North Wales, Pennsylvania, as well as the stock of its wholly-owned subsidiary Corporacion Delinc, S.A. de C.V., a Reynosa, Tamaulipas, Mexico corporation (Deltron). The preliminary purchase price of $2,860,000 consisted of $1,508,000 in cash for Deltron’s assets, plus $600,000 in cash for the stock of Delinc, S.A., $425,000 in acquisition related costs, and the assumption of certain liabilities totaling approximately $327,000. Solomon also agreed to pay the sellers an earn-out payment equal to the excess of the product of net sales of the purchased business during the year following the closing multiplied by a profit margin (determined by subtracting from net sales the cost of goods sold divided by net sales), over $1,570,000. The earn-out payment cannot exceed $300,000 and is due 55 days following the one-year anniversary of the closing. This acquisition was recorded under the purchase method of accounting with the total consideration allocated to the assets acquired and liabilities assumed based on estimates of fair value. The fair value of the customer list, trade name and customer backlog were determined by an independent appraisal firm based on estimates of future cash flows associated with those assets. In accordance with the provisions of paragraph 46 of SFAS 141 regarding accounting for contingent consideration in a business combination, an amount equal to the lesser of the maximum amount of contingent consideration or the excess of the fair value of the net assets acquired over the purchase price has been recorded as a liability to the seller, until such time as the contingency is resolved. The purchase accounting for this acquisition, which is preliminary and is expected to be finalized during 2008, is summarized as follows:

	Amount	Estimated Useful Life
Net tangible assets	$2,690,611
Identifiable intangible assets:
Customer relationship	115,000	3 years
Trade name	75,000	3 years
Customer backlog	60,000	6 months
Due to seller	(80,611)
Total preliminary purchase price	$2,860,000

To fund the purchase price, Solomon borrowed a total of $2,750,000 under a secured promissory note provided by JMC Venture Partners LLC and incurred approximately $492,000 in debt issuance costs, of which $360,965 was paid in shares of common stock. The note bears interest at 12% annually, plus quarterly investment fees of 1% of the amounts then outstanding. The note matures on September 5, 2008.

SOLOMON TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

 (2) Pro Forma Condensed Combined Balance Sheet

The following unaudited adjustments were applied to the Pro Forma Condensed Combined Balance Sheet as of June 30, 2007:

June 30, 2007
(a) To record the following:
Inventory	$190,596

To increase the basis of inventory purchased from Deltron to fair value.

(b) To record the following:
Other assets	$(213,253)

To eliminate Solomon's capitalized acquisition costs paid as part of the purchase price.

(c) To record the following:
Customer relationship	$115,000
Trade name	75,000
Customer backlog	60,000
Due to sellers	(80,611)
Total identifiable intangible assets	$169,389

Amounts reflect the allocation of the excess of the fair value of the net assets acquired over the purchase price, based upon an independent appraisal.

(d) To record the following:
Deferred debt costs	$491,477

To record the debt issuance costs associated with the acquisition credit facility and the acquisition note payable ($130,512 in cash and $360,965 in shares of Solomon common stock).

(e) To record the following:
Proceeds from note payable to related parties	$2,750,000
Debt issuance costs paid in cash	(130,512)
Cash	$2,619,488

To record the net borrowings from a related party and payment of debt issuance costs.

SOLOMON TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(2) Pro Forma Condensed Combined Balance Sheet (Continued)

(f) To record the following:
Property and equipment, net	$684,879

To record at fair value the property and equipment acquired.

(g) To record the following:
Issuance of common stock, at par	$1,259
Additional paid-in-capital	359,706
$360,965

To record the issuance of 1,258,664 shares of common stock of Solomon, in payment of the commitment, monitoring and perfection fees, pertaining to the acquisition credit facility and the acquisition note payable.

h) To record the following:
Common stock, at par	$(4,696)
Accumulated deficit	(416,880)
$(421,576)
To record the elimination of Deltron’s stockholders’ equity.

(i) To record the following:
Cash	$(42,417)
Prepaid and other current assets	(7,590)
Property and equipment	(69,425)
Accrued compensation	(150,414)
Other accrued expenses	(44,698)
Note payable to related parties	(990,600)
$(1,305,144)

To record the elimination of Deltron’s assets and liaibilities not acquired.

(j) To record the following:
Purchase price paid to sellers	$(2,108,000)
Acquisition costs paid in cash	(424,720)
Cash	$(2,532,720)

To record the cash paid at closing.

SOLOMON TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(3) Pro Forma Condensed Combined Statements of Operations

The following unaudited adjustments were applied to the Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2006 and for the six months ended June 30, 2007.

	Year Ended December 31, 2006	Six Months Ended June 30, 2007
(a) To record the following:
Cost of goods sold	$190,596	$190,596

Reflects flow through to cost of goods sold of the adjustment required to reflect inventory at fair value.

(b) To record the following:
Amortization of acquisition-related intangible assets	$123,333	$91,667

Reflects amortization of intangible assets over their useful life.

(c) To record the following:
Accretion of debt issuance costs	$491,477	$245,739

Reflects accretion of debt issuance costs to interest expense over the term of the note payable.

(d) To record the following:
Accrual of interest expense	$440,000	$220,000

Reflects the accrual of interest expense on the acquisition note payable at the rate of 12% annually, as well as quarterly investment fees at the rate of 1% of the amount then outstanding.

(e) To record the following:
Interest expense	$(125,594)	$(65,628)

To record the elimination of Deltron’s interest expense on a note payable to a related party not assumed.